EMPLOYEE STOCK OPTION AND SUBSCRIPTION AGREEMENT

This STOCK OPTION AND SUBSCRIPTION AGREEMENT (the "Agreement") is made as of ___________________, by and between TRUE RELIGION APPAREL, INC. (the "Company"), whose business address is 1525 Rio Vista Avenue, Los Angeles, California 90023, and ____________________, whose address is ________________ (the "Optionee").

RECITALS

WHEREAS:

A. The Company wishes to grant stock options to purchase shares of the Company's common stock to the Optionee as an incentive for the Optionee in carrying out the duties and responsibilities of the position of _______________; and

B. In consideration of the Optionee agreeing to serve as the ______________, the Company has agreed to grant to the Optionee options to purchase an aggregate of _________________-- shares of its common stock (the "Options").

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of other good and valuable consideration and the sum of One Dollar ($1.00) now paid by the Optionee to the Company (the receipt and sufficiency whereof is hereby acknowledged), it is hereby agreed by and between the parties as follows:

1.1 In this Agreement, the following terms shall have the following meanings:

(a) "Exercise Payment" means the amount of money equal to the Exercise Price multiplied by the number of Optioned Shares specified in the Notice of Exercise;

(b) "Exercise Price" means $_____;

(c) "Expiry Date" means ____________, 2_____;

(d) "Notice of Exercise" means a notice in writing addressed to the Company at its address first recited (or such other address of the Company as may from time to time be notified to the Optionee in writing), substantially in the form attached as Exhibit "A" hereto, which notice shall specify therein the number of Optioned Shares in respect of which the Options are being exercised;

(e) "Options" means the irrevocable right and option to purchase, from time to time, all, or any part of the Optioned Shares granted to the Optionee by the Company pursuant to Section 1.2 of this Agreement;

(f) "Optioned Shares" means the common shares of the Company, subject to the Options;

(g) "Questionnaire" means the Prospective Investor Suitability Questionnaire attached as Exhibit "B" hereto;

(h) "Securities" means, collectively, the Options and the Optioned Shares;

(i) "Shareholders" means holders of record of the Shares;

(j) "Shares" means the common shares in the capital stock of the Company;

(k) "U.S. Person" shall have the meaning ascribed thereto in Regulation S under the 1933 Act, and for the purpose of the Agreement includes any person in the United States; and

(l) "Vested Options" means the Options that have vested in accordance with Section 1.3 of this Agreement.

1.2 The Company hereby grants to the Optionee as an incentive and in consideration of his appointment to as the ______________, subject to the terms and conditions hereinafter set forth, Options to purchase a total of __________ (_______) Optioned Shares at the Exercise Price.

1.3 The Optionee must complete, sign and return to the Company the Questionnaire.

1.4 The Optioned Shares shall vest over _____ months beginning on ________, 200___, with a total of ________ (______) Optioned Shares vesting each month for the first ______ months and _______ (________) Optioned Shares vested in month _______.

1.5 The Options shall, at 5:00 p.m. (Los Angeles time) on the Expiry Date, forthwith expire and be of no further force or effect whatsoever.

1.6 In the event of the death of the Optionee on or prior to the Expiry Date, the Vested Options, or such part thereof as remains unexercised, may be exercised by the personal representative of the Optionee at any time prior to 5:00 p.m. (Los Angeles time) on the first anniversary of the date of death of the Optionee or prior to 5:00 p.m. (Los Angeles time) on the Expiry Date, whichever is the earlier. In the event of the death of the Optionee on or prior to the Expiry Date, all of the Options which have not vested as of the date of death of the Optionee shall immediately expire and be of no further force or effect whatsoever.

1.7 In the event the Optionee ceases to be the __________, a consultant, a director or an employee of the Company, all of the Options which have not vested as of the date upon which the Optionee ceases to be the _________, a consultant, a director or an employee of the Company shall immediately expire and be of no further force or effect whatsoever.

1.8 Subject to the provisions hereof, the Vested Options shall be exercisable in whole or in part (at any time and from time to time as aforesaid) by the Optionee or his personal representative giving a Notice of Exercise together with the Exercise Payment by cash or by certified check, made payable to the Company.

1.9 Upon the exercise of all or any part of the Vested Options and upon receipt by the Company of the Exercise Payment, the Company shall cause to be delivered to the Optionee or his personal representative, within ten (10) days following receipt by the Company of the Notice of Exercise, a certificate in the name of the Optionee or his personal representative representing, in the aggregate, the number of Optioned Shares specified in the Notice of Exercise.

1.10 Nothing in this Agreement shall obligate the Optionee to purchase any Optioned Shares except those Optioned Shares in respect of which the Optionee shall have exercised the Options in the manner provided in this Agreement.

2. Acknowledgements of the Optionee

2.1 The Optionee acknowledges and agrees that:

(a) the Optionee has received and carefully read this Agreement and the public information which has been filed with the Securities and Exchange Commission (the "SEC") in compliance or intended compliance with applicable securities legislation (collectively, the "Company Information");

(b) the decision to execute this Agreement and acquire the Securities hereunder has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company, and such decision is based entirely upon a review of the Company Information (the receipt of which is hereby acknowledged);

(c) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(d) there is no government or other insurance covering the Securities;

(e) there are risks associated with an investment in the Securities;

(f) the Optionee and the Optionee's advisor(s) (if applicable) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the acquisition of the Securities hereunder, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information about the Company;

(g) the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Optionee during reasonable business hours at its principal place of business, and all documents, records and books in connection with the acquisition of the Securities hereunder have been made available for inspection by the Optionee, the Optionee's attorney and/or advisor(s) (if applicable);

(h) the Company is entitled to rely on the representations and warranties and the statements and answers of the Optionee contained in this Agreement and in the Questionnaire;

(i) the Optionee will indemnify and hold harmless the Company and, where applicable, its directors, officers, employees, agents, advisors and shareholders, from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Optionee contained herein or in any document furnished by the Optionee to the Company in connection herewith (including, without limitation, the Questionnaire) being untrue in any material respect or any breach or failure by the Optionee to comply with any covenant or agreement made by the Optionee to the Company in connection therewith;

(j) none of the Securities are listed on any stock exchange or automated dealer quotation system and no representation has been made to the Optionee that any of the Securities will become listed on any stock exchange or automated dealer quotation system; except that currently certain market makers make market in the common shares of the Company on the OTC Bulletin Board service of the National Association of Securities Dealers, Inc.;

(k) the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from the registration requirements of the 1933 Act and in accordance with applicable state and provincial securities laws;

(l) the Optionee has been advised to consult the Optionee's own legal, tax and other advisors with respect to the merits and risks of an investment in the Securities and with respect to applicable resale restrictions, and it is solely responsible (and the Company is not in any way responsible) for compliance with:

(i) any applicable laws of the jurisdiction in which the Optionee is resident in connection with the distribution of the Securities hereunder, and

(ii) applicable resale restrictions; and

(m) this Agreement is not enforceable by the Optionee unless it has been accepted by the Company.

3. Representations, Warranties and Covenants of the Optionee

3.1 The Optionee hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the closing) that:

(a) the Optionee is resident in the United States;

(b) the Optionee has received and carefully read this Agreement and the Questionnaire;

(c) the Optionee has duly executed and delivered this Agreement and it constitutes a valid and binding agreement of the Optionee enforceable against the Optionee in accordance with its terms;

(d) the acquisition of the Securities by the Optionee as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of residence of the Optionee;

(e) the Optionee (I) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Securities for an indefinite period of time, and can afford the complete loss of such investment;

(f) the Optionee is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment, and the Optionee has carefully read and considered the matters set forth under the caption "Risk Factors" appearing in the Company's various disclosure documents, filed with the SEC;

(g) the Optionee has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Securities and the Company, and the Optionee is providing evidence of such knowledge and experience in these matters through the information requested in the Questionnaire;

(h) the Optionee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement and the Questionnaire, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Optionee shall promptly notify the Company;

(i) all information contained in the Questionnaire is complete and accurate and may be relied upon by the Company, and the Optionee will notify the Company immediately of any material change in any such information occurring prior to the closing of the purchase of the Securities;

(j) the Optionee is purchasing the Securities for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest in such Securities, and the Optionee has not subdivided its interest in the Securities with any other person;

(k) the Optionee is not an underwriter of, or dealer in, the common shares of the Company, nor is the Optionee participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

(l) the Optionee has made an independent examination and investigation of an investment in the Securities and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Optionee's decision to invest in the Securities and the Company;

(m) the Optionee has received and reviewed copies of all of the Company's filings with the SEC;

(n) it understands and agrees that the Company will refuse to register any transfer of the Optioned Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act;

(o) the Optionee is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(p) no person has made to the Optionee any written or oral representations:

(i) that any person will resell or repurchase any of the Securities;

(ii) that any person will refund the purchase price of any of the Securities; or

(iii) as to the future price or value of any of the Securities; and

(q) the Optionee is an employee of the Company.

4. Acknowledgement and Waiver

4.1 The Optionee has acknowledged that the decision to purchase the Securities was solely made on the basis of publicly available information contained in the Company Information. The Optionee hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Optionee might be entitled in connection with the distribution of any of the Securities.

5. Costs

5.1 The Optionee acknowledges and agrees that all costs and expenses incurred by the Optionee (including any fees and disbursements of any special counsel retained by the Optionee) relating to the acquisition of the Securities shall be borne by the Optionee.

6. Governing Law

6.1 This Agreement is governed by the laws of the State of California. The Optionee irrevocably attorns to the jurisdiction of the courts of the State of California.

7. Survival

7.1 This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the shares underlying the Options by the Optionee pursuant hereto.

8. Assignment/Transferability

8.1 This Agreement is not transferable or assignable. The Options are not transferable.

9. Counterparts and Electronic Means

9.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date first above written.

10. Severability

10.1 The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

11. Entire Agreement

11.1 Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the subject matter hereof and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

12. Effectiveness

12.1 This Agreement shall be deemed to be effective following the delivery by the Optionee to the Company of two fully executed copies of this Agreement and the Questionnaire.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first above written.

TRUE RELIGION APPAREL, INC.

By:
Jeffrey Lubell, President

SIGNED, SEALED and DELIVERED by __________________ in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )

EXHIBIT A

TO: True Religion Apparel, Inc.
1525 Rio Vista Avenue
Los Angeles, California 90023

Notice of Exercise

This Notice of Exercise shall constitute proper notice pursuant to Section 1.8 of that certain Stock Option Agreement (the "Agreement") dated as of ___________, 200___, between True Religion Apparel, Inc. (the "Company") and the undersigned.

The undersigned hereby elects to exercise Optionee's option to purchase ____________________ shares of the common stock of the Company at a price of US$_____ per share, for aggregate consideration of US$_____, on the terms and conditions set forth in the Agreement and the Plan. Such aggregate consideration, in the form specified in Section 1.8 of the Agreement, accompanies this notice.

The Optionee hereby directs the Company to issue, register and deliver the certificates representing the shares as follows:
Registration Information:	Delivery Instructions:

Name to appear on certificates	Name

Address	Address

Telephone Number

DATED at ____________________________________, the ________ day of _____________________, _______.

_________________________________________
(Name of Optionee - Please type or print)

_________________________________________
(Signature and, if applicable, Office)

_________________________________________
(Address of Optionee)

_________________________________________
(City, State, and Zip Code of Optionee)

_________________________________________
(Fax Number)

EXHIBIT B

ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Agreement.

The Optionee covenants, represents and warrants to the Company that it satisfies one or more of the categories of "Accredited Investors", as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an "Accredited Investor" which the Optionee satisfies)

______	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US $5,000,000;

______	Category 2	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US $1,000,000;
______	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person's spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

______	Category 4

A "bank" as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

______	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);
______	Category 6	A director or executive officer of the Company;
______	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act;

______	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

The Optionee hereby certifies that the information contained in this Questionnaire is complete and accurate and the Optionee will notify the Company promptly of any change in any such information.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _______ day of _________________________, 2004.

If an Individual:

___________________________________________
Signature

___________________________________________
Print or Type Name

___________________________________________
Social Security/Tax I.D. No.